EXHIBIT 3.1


                            ARTICLES OF INCORPORATION
                                       OF
                               PARVIN ENERGY, INC.

We, the undersigned natural persons of the age of twenty-one years or more, acting as incorporators of a corporation under the Utah Business Corporation Act, adopt the following Articles of Incorporation for such corporation.

                                ARTICLE I - NAME

The name of the Corporation is Parvin Energy, Inc.

                              ARTICLE II - DURATION

The duration of the corporation is perpetual.

                              ARTICLE II - PURPOSES

The purpose or purposes for which this corporation is organized are:

(a) To engage in any lawful act or activity for which the corporation may be organized under the general corporation law of Utah.
(b) To explore, prospect, drill for, produce, market, sell, and deal in and with petroleum products, asphaltum, natural gas, gasoline, naphthene, hydro-carbons, oil shales, sulphur, salt clay, coal, minerals and transportation lines and systems for this corporation and other persons, associations or corporations.
(c) To do each and every thing necessary suitable or proper for the accomplishment of any of the purposes or the attainment of any one or more of the subjects herein enumerated or which at any time may appear conducive to or expedient for the protection or benefit of this corporation and to do said acts as fully and to the same extent as natural persons might or could do in any part of the world as principles, agents, partners, trustees, or otherwise, either alone or in conjunction with any other person, association or corporation.

                               ARTICLE IV - STOCK

The corporation shall have the authority to issue fifty million (50,000,000) shares of common stock with a par value of $.001 per share, all stock of the corporation shall be of the same class common and shall have the same rights and preferences, fully paid stock of this corporation shall not be liable to any further call or assessment.

                              ARTICLE V - AMENDMENT

These Articles of Incorporation may be amended by the affirmative vote of a majority of the shares entitled to vote on each such amendment.


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                         ARTICLE VI - SHAREHOLDER RIGHTS

The authorized and treasury stock of this corporation may be issued at such time, upon such terms and conditions and for such consideration as the Board of Directors shall determine. Shareholders shall not have pre-emptive rights to acquire unissued shares of the stock of this corporation and cumulative voting is denied.

                          ARTICLE VII - CAPITALIZATION

This corporation will not commence business until at least $1,000.00 has been received by it as consideration for the issuance of shares.

                     ARTICLE VIII - INITIAL OFFICE AND AGENT

The address of the initial registered office of the corporation is 50 West Broadway, Suite 701, Salt Lake City, Utah, 84101 and the name of the corporation's initial registered agent at such address is Robert J. Nielson.

                             ARTICLE IX - DIRECTORS

The number of directors constituting the initial board of directors of this corporation is three. The names and addresses of the persons who are to serve as directors until the first annual meeting of stockholders, or until their successors are elected and qualified are:

Val L. Player
323 South 100 West
Lehi, Utah, 84043

Mark Peterson
4869 Devonshire
Provo, Utah 84601

Cindy Starr
489 South 1800 North
Provo, Utah 84601


                            ARTICLE X - INCORPORATORS

The name and address of each incorporator is:

Robert J. Nielson
50 West Broadway, Suite 701
Salt Lake City, Utah 84101

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Gerald M. Condor
50 West Broadway, Suite 701
Salt Lake City, Utah 84101

Olita Meecham
50 West Broadway, Suite 701
Salt Lake City, Utah 84101


         ARTICLE XI COMMON DIRECTORS - TRANSACTIONS BETWEEN CORPORATIONS

No contract or other transaction between this corporation and one or more of its directors or any other corporation, firm, association or entity in which one or more of its directors are directors or officers or are financially interested, shall be either void or voidable because of such relation or interest, or because such director or directors are present at the meeting of the Board of Directors, or a committee thereof which authorizes, approves or ratifies such contract or transaction, or because his or their votes are counted for such purposes if: (a) the fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves or ratifies this contract or transaction by vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; or (b) the fact of such relationship or interested is disclosed or known to shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or (c) the contract or transaction is fair and reasonable to the corporation.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or committee thereof which authorizes, approves or ratifies such contract or transaction.

Dated this 15th day of July, 1985.

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EXHIBIT 3.1 (con't)

                   AMENDMENT TO THE ARTICLES OF INCORPORATION
                             OF PARVIN ENERGY, INC.

         On June 26, 1985, shareholders of the Company met and inter alia voted to change the name of the Company from Parvin Energy, Inc. to SAHARA GOLD CORPORATION. The number of shares voting in favor was 2,360,000 (54% of the outstanding shares) those voting against the name change were 20,000 (less than 1%).

         Therefore the Articles of Incorporation are hereby amended and the Company's new name is Sahara Gold Corporation.

Dated this 5th date of September, 1985.

                                                     /s/ H.D. Welber
                                                     ----------------------
                                                     Corporate Secretary



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EXHIBIT 3.1 (con't)
                           CERTIFICATE OF AMENDMENT OF
                            ARTICLES OF INCORPORATION

                         INLAND PACIFIC RESOURCES, INC.

         We, the undersigned Valerie Shelton, President and Richard Burke, Secretary, of Inland Pacific Resources, Inc. do hereby certify:

         That the Board of Directors of said corporation at a meeting duly convened on the 14th day of November, 1994 adopted a resolution to amend the original articles as follows:

                  Article IV is hereby amended to read as follows:

                  The Corporation shall have the authority to issue fifty million (50,000,000) shares of common stock with a par value of $.001 per share and five million (5,000,000) shares of Class "A" preferred stock with a par value of $.001 and non-voting.

         The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 6,151,258; that the said change and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

Dated: 5/2/95

/s/ Valerie Shelton
---------------------------------
Valerie Shelton, President


/s/ Richard Burke
---------------------------------
Richard Burke, Secretary



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EXHIBIT 3.1 (con't)

                              ARTICLES OF MERGER OF
                  SAHARA GOLD CORPORATION (a Utah Corporation)
                                      INTO
              INLAND PACIFIC RESOURCES, INC. (a Nevada Corporation)

The undersigned, in their capacities as President and Secretary, respectively, of Inland Pacific Resources, Inc. (a Nevada Corporation, hereinafter sometimes referred to as "Inland Pacific" or "SURVIVOR") and Sahara Gold Corporation (a Utah corporation hereinafter sometimes referred to as "Sahara Gold") in order to consummate the merger of Sahara Gold into Inland Pacific hereby attest and certify as follows:

I. The names and states of incorporation of the two constituent corporations to the merger are specified above. Sahara Gold was incorporated in the State of Nevada on July 15, 1985 for the sole purpose of being the surviving corporation in a merger effectuated solely to change the domicile of Sahara Gold.
II. Articles of Merger of the constituent corporations were adopted on August 19, 1985, to be effective July 26, 1985 but through inadvertence were not then filed in either Utah or Nevada. The plan of merger as herein set forth has been approved, adopted and duly executed by each of the constituent corporations in accordance with all relevant provisions of the Nevada Revised Statutes and the provisions of Section 16-10a-1107 and all other applicable provisions of the Utah Revised Business Corporation Act and are being filed to effectuate the merger that was approved by the shareholders of the constituent corporations on August 19, 1985.
III. The surviving corporation is Inland Pacific Resources, Inc., a Nevada Corporation.
IV. The Articles of Incorporation, as amended, of Inland Pacific shall be the Articles of Incorporation of SURVIVOR.
V. The Plan of Merger for the constituent corporations provides that Sahara Gold shall be merged into Inland Pacific, the manner and that the basis of converting the issued shares of Sahara Gold into shares of Inland Pacific shall be as follows:
         (a) The total shares represented by each outstanding Sahara Gold certificate shall be deemed to be automatically converted into one share of common stock of SURVIVOR.
         (b) Holders of Sahara Gold certificates issued prior to the merger shall not be required to surrender such certificates for conversion into certificates reflecting the SURVIVOR'S name, but may do so to SURVIVOR'S duly appointed transfer agent, which shall, in the ordinary course of its business (and provided that its regular and usual requirements regarding negotiability and payment of its fees are met) reissue certificates representing the number of shares in SURVIVOR to which said holders may be entitled as provide above.
VI. The principal business office of SURVIVOR is located at 1084 North Hughes, Centerville, Utah 84104, and a complete copy of the executed agreement of merger is on file at said office. A copy of the plan of merger will be furnished by SURVIVOR, on request, and without cost, to any stockholder of any corporation which is a party to the merger.


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VII.     The Plan of Merger was adopted by the directors and submitted to and approved by the shareholders of both constituent corporations, Sahara Gold having 4,340,370 shares of common stock outstanding and entitled to vote (its sole voting group), 2,360,000 of which were represented at the meeting to approve the Plan of Merger, all 2,360,000 of which were voted in favor of the Plan of Merger. SURVIVOR had 1,000 shares of common stock outstanding and entitled to vote (its sole voting group) all of which were represented at the meeting to approve the Plan of merger and all 1,000 of which shares were voted in favor of the Plan of Merger. The number of shares voted in favor of the Plan of Merger by the stockholders was sufficient for approval by said stockholders of each of the constituent corporations.

IN WITNESS WHEREOF, the undersigned President and Secretaries of Sahara Gold and Inland Pacific Resources, Inc. have set their hands this 6th day of November, 1998.

SAHARA GOLD CORPORATION                        INLAND PACIFIC RESOURCES, INC.

/s/ Richard Hepworth                           /s/ Richard Hepworth
---------------------------------              ---------------------------------
Richard Hepworth, President                    Richard Hepworth, President



/s/  George Horton                             /s/ George Horton
---------------------------------              ---------------------------------
George Horton, Secretary                       George Horton, Secretary



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EXHIBIT 3.1 (con't)

                            CERTIFICATE OF AMENDMENT
                        TO THE ARTICLES OF INCORPORATION
                                       OF
                         INLAND PACIFIC RESOURCES, INC.

Pursuant to the applicable provisions of the Nevada Business Corporations Act, Inland Pacific Resources, Inc. (the "Corporation") adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST: The present name of the corporation is Inland Pacific Resources, Inc.

SECOND: The following amendments to its Articles of Incorporation were adopted by the Board of Directors and by majority consent of shareholders of the Corporation in the manner prescribed by applicable law.

         (1) The Article entitled ARTICLE 1- NAME, is amended to read as follows:

                                Article 1 - NAME
 The name of the corporation shall be: Creative Enterprises International, Inc.

         (2) The Article entitled ARTICLE IV - STOCK, is amended to read as follows:

                               ARTICLE IV - STOCK
         Common. The aggregate number of common shares which this Corporation shall have authority to issue is 50,000,000 shares of Common Stock having a par value of $.001 per share. All common stock of the Corporation shall be of the same class, common, and shall have the same rights and preferences. Fully-paid common stock of this Corporation shall not be liable to any further call or assessment.

         Preferred. The Corporation shall be authorized to issue 1,000,000 shares of Preferred Stock having a par value of $.001 per share and with such rights, preferences and designations determined by the board of directors.

THIRD. The Corporation has declared the effectuation, effective with the commencement of business on January 2, 2002, a 1 for 16.33 reverse stock split as to its shares of common stock outstanding as of the opening of business on December 31, 2001, which decreases the outstanding shares as of that date from 32,659,591 shares to 2,000,000 shares.

FOURTH: The number of shares of the Corporation outstanding and entitled to vote at the time of the adoption of said amendment was 32,659,591.

FIFTH: The number of shares voted for such amendments was 28,507,683 (87%) and no shares were voted against such amendment.

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DATED this 21st day of December, 2001.

                                    INLAND PACIFIC RESOURCES, INC.

                                    By: /s/ Pam Jowett
                                        ------------------------------------
                                             Pam Jowett, President/Secretary


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